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                                                            Exhibit 10.12



                                   RANDALLS
                           CORPORATE INCENTIVE PLAN







                                 Plan Summary
                                September 1996


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                                    RANDALLS
                             CORPORATE INCENTIVE PLAN

                                TABLE OF CONTENTS


                                                                Page
                                                                ----
PURPOSE.........................................................  1
DEFINITIONS.....................................................  1
ADMINISTRATION..................................................  2
PARTICIPATION/ELIGIBILITY.......................................  3
TIMING OF AWARD PAYMENTS........................................  3
AWARD DETERMINATION.............................................  3
AWARDS..........................................................  4
VESTING.........................................................  4
CHANGE OF CONTROL...............................................  4
DURATION OF INCENTIVE PLAN......................................  4
TERMINATION OF PLAN.............................................  5
MISCELLANEOUS PLAN PROVISIONS...................................  5
EFFECTIVE DATE..................................................  6

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PURPOSE
-------

The Board of Directors (the "Board") of Randalls (the "Company") has approved a Corporate Incentive Plan (the "Plan") to reward executives for enhancing the value of the Company. The purpose of this Plan is to motivate executives to think and act like owners. The Plan is intended to reward the Participants in the Plan for the Company's financial performance which exceeds a threshold level of performance.

The Plan is an annual plan which coincides with the Fiscal Year of the Company. Awards made under the Plan are in addition to base salary and base salary adjustments to maintain market competitiveness.

The Board reserves the right to amend, modify or revoke the Plan at its discretion, without prior notice to participants, provided however, any amendments, modifications or revocation shall not be retroactive. No contractual right to any benefit described herein is intended to be created by this document or any related action of the Company and none should be inferred from the descriptions of this Plan.


DEFINITIONS
-----------

AFTER-TAX NET INCOME - The consolidated after-tax net income, determined in accordance with Generally Accepted Accounting Principles.

AWARD - Total cash and restricted stock awarded to a Plan Participant due to the Company's performance and results achieved under the plan.

BASE SALARY - Base Salary of Participants excluding all other forms of compensation, such as benefits, pension and profit-sharing contributions, or additional compensation received for performing non-management duties. Base Salary shall be the actual Base Salary paid out during the Plan Year.

CASH AWARD - The cash portion of the Award.

COMPENSATION COMMITTEE - A committee comprised of directors as appointed by the Board.

EBITDAR - Earnings before interest, taxes, depreciation, amortization, and rents.

EXCESS PERFORMANCE - The amount of EBITDAR for the Plan Year before current year incentives generated under this Plan, adjusted by any unusual/nonrecurring items, in excess of the Threshold.

INCENTIVE POOL - Represents the Excess Performance (the amount above the threshold performance level) multiplied by the Incentive Pool Percentage.

INCENTIVE POOL PERCENTAGE - The portion of Excess Performance used to fund the Annual Incentive Pool.


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NEW EXECUTIVE - An executive employee whose employment with the Company commences after the beginning of the Plan Year.

PARTICIPANT GROUP - For purposes of this plan, the participant groups will be defined as follows: Top Executive, Support Staff VPs, Merch. Staff VPs, Distribution Center VPs, Division Pres. & VPs, and District VPs.

PLAN - The Company's Corporate Incentive Plan as summarized in this document and as amended from time to time by the Compensation Committee.

PLAN PARTICIPANT - Individuals who are chosen by the Compensation Committee to participate in the Plan for a given Plan Year.

PLAN YEAR - The plan year shall coincide with the Company's fiscal year.

RESTRICTED STOCK - Company stock issued to Participants in the name of the Participant subject to restrictions on ownership. The restricted stock is subject to forfeiture in the event vesting does not occur. The Participant has the right to vote the stock and receive dividends and other distributions from the date of grant. However, the stock is not transferable prior to vesting.

RESTRICTED STOCK AWARD - The number of shares of restricted stock to be issued determined by dividing the portion of the Award to be paid in restricted stock by the market value as determined at Plan Year end.

THRESHOLD - The minimum financial performance, determined annually by the Compensation Committee, that must be achieved by the Company before an incentive pool is created.

UNUSUAL/NONRECURRING ITEMS - Items of income or expense which may be excluded from EBITDAR. Such items may include, but are not limited to the effect of changes in accounting principles and gains on the dispositions of assets. It is intended that these items represent items outside the influence of management and employees of the Company. The Compensation Committee shall have the discretion to determine which items shall be defined as Unusual/Nonrecurring Items.


ADMINISTRATION
--------------

The Compensation Committee will be responsible for the following as it relates to the operation of the Plan:

- Participants to be included in the Plan;
- Allocation of Incentive Pool;
- Incentive award levels for each participant;
- Incentive Pool Percentage; and
- Threshold


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PARTICIPATION/ELIGIBILITY
-------------------------

On an annual basis, the Compensation Committee shall determine those positions eligible for participation in the plan for each Plan Year. An executive (other than a New Executive) who moves into an eligible position during the Plan Year shall be entitled to participate in the incentive plan for the portion of the year in which the executive holds the eligible position.

Participants, whose Employment is terminated due to death, disability, or retirement on or after attaining age 65, shall be eligible for an Award for the Plan Year in which such termination occurred. Participants whose employment is terminated for any other reason during a Plan Year shall not be entitled to an Award for such Plan Year, unless otherwise determined by the Compensation Committee in its discretion as exercised on a case-by-case basis taking into account such factors as it deems relevant. The Compensation Committee shall determine whether a termination of employment was voluntary, for cause or for any other reason, in its discretion.

TIMING OF AWARD PAYMENTS
------------------------

After the annual financial results have been finalized, the Incentive Pool generated will be determined and awards will be allocated to Plan
Participants. Awards for the Plan Year will be paid to Plan Participants as soon as administratively practicable after the end of the Plan Year for which the Award was made.

AWARD DETERMINATION
-------------------

The Incentive Pool for each Plan Year shall be calculated by the Compensation Committee as follows:

    EBITDAR before current year incentives generated under this Plan
-   Division/District Incentives
+/- Adjustments for Unusual/Nonrecurring Income or Expense
-   Threshold

------------------------------------------

    Excess Performance
x   Incentive Pool Percentage

------------------------------------------

    Incentive Pool

==========================================

If no Incentive Pool is generated, then any incentive awarded is discretionary based on the achievement of individual performance criteria and other factors as determined by the Compensation Committee.

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AWARDS
------

The Incentive Pool for each year will be allocated, as determined annually by the Compensation Committee, first to Participant Groups and second, to participants within the groups based on relative base salaries and their respective level of contribution to the Company.

The Incentive Pool allocation will be subject to the limitations as established by the Compensation Committee for each Participant Group.

The amount of the allocated Incentive Pool actually awarded will be based upon performance criteria as determined annually by the Compensation Committee.

All Awards will be paid 60 percent in cash and 40 percent in restricted stock except for the Division Pres. & VPs and District VPs Participant Groups, who will receive 100 percent of their Award from the Corporate Incentive Plan in restricted stock.

No Awards will be made if the Company is not in compliance with loan covenants or if after-tax net income for the Plan Year is negative.

VESTING
-------

Restricted stock will vest on the date that is three years from the end of the Plan Year with respect to which the Participant was awarded the restricted stock.

Upon death, disability or retirement on or after age 65, all previously unvested restricted stock shall become fully vested at the date of such event. Vesting of restricted stock for Participants who terminate voluntarily or for cause will be determined at the date on which he or she is terminated. Vesting of restricted stock for Participants who terminate for any other reason will be determined at the end of the Plan Year in which the termination occurred. If the date of vesting determination is prior to the date that is three years from the end of the Plan Year with respect to which the Participant was awarded the restricted stock, the restricted stock will be forfeited.

CHANGE OF CONTROL
-----------------

Upon the occurrence of a Change of Control, the Board may accelerate the vesting period for each Restricted Stock Award, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Board.

DURATION OF INCENTIVE PLAN
--------------------------

The Plan is an integral part of the Company's compensation plan. The Board reserves the power and the right at any time, and from time to time, to modify, amend or terminate (in whole or in part) any or all of the provisions of the Plan; provided, however, that no such modification or amendment shall be retroactive to reduce or

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affect any awards otherwise due and payable under the provisions of the Plan for any Plan Year during which the Plan was in effect.

TERMINATION OF PLAN
-------------------

Should the Plan terminate on a date that is prior to the end of a Plan Year, all calculations made under the Plan will be adjusted to reflect the period of time the Plan was in effect during the Plan Year.

Should the Company or any subsidiary elect to dissolve, enter into a sale of its assets, or enter into any reorganization incident to which it is not the surviving entity, unless the surviving or successor entity shall formerly agree to assume the Plan, the Plan shall terminate with respect to the Company or any subsidiary, as the case may be, on the earlier of the date of closing or the effective date of such transaction.

The full amount of any remaining unpaid in respect of Plan Years ended with or prior to the date the Plan is terminated shall be paid to each Participant or Beneficiary, as applicable, as soon as administratively practicable.

MISCELLANEOUS PLAN PROVISIONS
-----------------------------

- A Participant's right and interest under the Plan may not be assigned or transferred except in the event of the Participant's death. Upon the death of a Participant who was entitled to an Award at the date of his/her death, such Award (and only such Award) shall become payable, pursuant to the Plan, to the Participant's beneficiary. Unless otherwise noted, the Participant's beneficiary will be the same as the designation under the Company's group life insurance plan.

- Should a Participant terminate employment (either voluntarily or involuntarily) for causes other than death, disability or retirement, any Award that the Participant forfeited as a result of such termination will not be reallocated to the remaining Participants for any Fiscal Year.

- New Executives, in eligible positions, who join the Company after the beginning of a Plan Year will not be eligible to participate in the Plan for that Plan Year but will be entitled to a cash incentive based on their individual performance for the period beginning with their employment through the end of the Plan Year. See Attachment A for New Executive Incentive Plan.

- The Company shall deduct all minimum required Federal tax and any required state tax withholding from the Awards.

-   The administrative expense of the Plan will be borne by the Company.

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EFFECTIVE DATE
--------------

This Plan is effective for the fiscal year beginning June 30, 1996 and shall continue until terminated.

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                                                                 ATTACHMENT A

Randalls
New Executive Incentive Plan
Summary

The purpose of this document is to provide a summary of the incentive plan for executives hired after the beginning of a Plan Year.

                                Participation

Participants in this plan are executives that are hired after the beginning of a Plan Year and who would have been eligible to participate in the Randalls Corporate Incentive Plan had they been employed on the first day of such Plan Year.

                                    Awards

The award for a Plan Year under this plan shall be based upon individual performance objectives established for the participant as soon as practical after date of hire. The participant shall be eligible to receive a cash incentive equal to but not greater than the cash incentive allocated to the participant group (to which the participant is assigned) under the Corporate Incentive Plan for the Plan Year. For example, if the new executive is assigned to the Support Staff VP Group and the incentive allocated to that group under the Corporate Incentive Plan is 30% of base salary, the new executive could earn a maximum incentive for the Plan Year equal to 18% (30% x 60% cash portion) of that participants base salary for the Plan Year. The amount actually earned could be less depending upon the new executive's accomplishment of individual performance objectives.


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